Registration No.  333-



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              ------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                        The Securities Act Of 1933

                              ------------------
                               PHAR-MOR, INC.
             (Exact name of Registrant as specified in its charter)

                                Pennsylvania
        (State or other jurisdiction of incorporation or organization)

                                 25-1466309
                   (I.R.S. Employer Identification No.)

       20 Federal Plaza West
       Youngstown, Ohio                              44501-0400
(Address of principal executive offices)             (Zip Code)

       Phar-Mor, Inc.  1995 Amended and Restated Stock Incentive Plan
                Phar-Mor, Inc. 1995 Director Stock Plan
               Phar-Mor, Inc. 1996 Director Retirement Plan
                      (Full title of the plans)


                            Robert M. Haft
                        20 Federal Plaza West
                   Youngstown, Ohio  44501-0400
               (Name and address of agent for service)

                          (330) 740-6641
      (Telephone number, including area code, of agent for service)

     The Commission is requested to send copies of all communications to:
                      Morris F. DeFeo, Jr., Esq.
                     Swidler & Berlin, Chartered
                        3000 K Street, N.W.
                     Washington, DC  20007-5116

                   CALCULATION OF REGISTRATION FEE

                               Proposed       Proposed
  Title of         Amount      Maximum        Maximum       Amount of
  Securities        to be    Offering Price   Aggregate    Registration
to be Registered  Registered  Per Share(1)  Offering Price     Fee
---------------------------------------------------------------------------
Common Stock,
$.01 par value  2,100,000 shares $6.375      $13,387,500     $4,417.88
(1) Pursuant to Rule 457(h), based on the average of the high and low prices of the Common Stock on July 3, 1997, as reported on the NASDAQ National Market.
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                                 PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1.     Plan Information*

Item 2.     Registrant Information and Employee Plan Annual Information*


*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                 PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Certain Documents by Reference

     The following documents filed by registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     1. Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996 filed on September 27, 1996, as amended by Registrant's Form 10-K/A filed on November 18, 1996 and Registrant's Form 10K/A filed on March 27, 1997.

     2. Registrant's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996 filed on November 12, 1996, as amended by Registrant's Form 10Q/A filed on April 21, 1997.

     3. Registrant's Quarterly Report on Form 10-Q for the quarter ended December 28, 1996 filed on February 11, 1997.

     4. Registrant's Quarterly Report on Form 10-Q for the quarter ended March 29, 1997 filed on April 25, 1997.

     5.     Registrant's Report on Form 8-K filed on September 10, 1996.

     6.     Registrant's Report on Form 8-K filed on October 16, 1996.

     7.     Registrant's Report on Form 8-K filed on December 6, 1996.

     8.     Registrant's Report on Form 8-K filed on December 20, 1996.

     9.     Registrant's Report on Form 8-K filed on April 3, 1997.

    10.     Registrant's Report on Form 8-K filed on May 29, 1997.

    11. Description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 10 filed on October 23, 1995.

     In addition, all documents subsequently filed by registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

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Item 4.     Description of Securities

     Not applicable.

Item 5.     Interests of Named Experts and Counsel

     Not applicable.

Item 6.   Indemnification of Directors and Officers

          Section 1741 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Section 1742 of the BCL empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation, provided that indemnification shall not be made in respect of any claim, use or matter as to which such person has been adjudged to be liable to the corporation unless there is a judicial determination that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Section 1743 of the BCL provides that to the extent a representative of a corporation has been successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 1745 of the BCL provides that expenses (including attorneys' fees) incurred in defending a Proceeding may be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation.


     Section 1746 of the BCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. However, Section 1746 also provides that such indemnification shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     The Company's Restated Articles of Incorporation include provisions to indemnify the Company's directors and specified officers to the fullest extent permitted by the BCL, including under circumstances in which indemnification is otherwise discretionary. These provisions do not eliminate the director's duty of care. In addition, each director is subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for known violations of law or for actions leading to improper personal benefit to the director. These provisions do not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     The Company has entered into indemnification agreements with each of the directors and certain executive officers of the Company. The agreements have the effect of providing contractual assurance to each of the named indemnitees that the indemnification afforded by the Company's Restated Articles of Incorporation and Bylaws will be available to such persons, notwithstanding amendments thereto or revocations thereof or acquisitions affecting Phar-Mor.

     The Company has a policy insuring its directors and officers and the Company to the extent it may be required or permitted to indemnify such directors or officers, against certain liabilities arising from acts of omissions in the discharge of their duties that they shall become legally obligated to pay. The policy covers claims made during a one-year period, provides a maximum coverage of $20 million and, subject to certain enumerated exclusions, covers all losses above the deductible amount. The deductible amount is $500,000 for each indemnifiable claim under the policy.

Item 7.     Exemption from Registration Claimed

     Not applicable.

Item 8.     Exhibits

     See Exhibit Index on page 8.


Item 9.     Undertakings

     (a)    The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that the undertakings set forth in paragraphs
          --------  -------
          (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on the 12th day of June 1997.


                              PHAR-MOR, INC.



                              By:     /s/ Robert M. Haft
                                  ------------------------------------
                                   Robert M. Haft
                                   Chief Executive Officer

                             POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Robert
M. Haft and John R. Ficarro, and each of them severally, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Date: June 12, 1997                By: /s/ M. David Schwartz
                                       ------------------------------
                                       M. David Schwartz
                                       President and Chief Operating Officer


Date: June 12, 1997                By: /s/ John R. Ficarro
                                      --------------------------------
                                       John R. Ficarro
                                       Senior Vice President, Secretary and
                                       General Counsel


Date: June 12, 1997                By:  /s/ Robert M. Haft
                                       ----------------------------------
                                        Robert M. Haft
                                        Chairman of the Board and Chief
                                        Executive Officer (principal
                                        executive officer)

Date: June 12, 1997                By:  /s/ Sankar Krishnan
                                       -----------------------------------
                                       Sankar Krishnan
                                       Senior Vice President and Chief
                                       Financial Officer (principal financial
                                       and accounting officer)

Date: June 12, 1997               By: /s/Abbey J. Butler
                                      --------------------------------------
                                       Abbey J. Butler, Director


Date: June __, 1997               By:
                                      --------------------------------------
                                       Melvyn J. Estrin, Director


Date: June 12, 1997               By:  /s/Linda Haft
                                      ---------------------------------------
                                       Linda Haft, Director


Date: June 12, 1997               By: /s/Malcolm T. Hopkins
                                      ---------------------------------------
                                       Malcolm T. Hopkins, Director


Date: June __, 1997               By:
                                      ---------------------------------------
                                       Richard M. McCarthy, Director

                              EXHIBIT INDEX



Exhibit                                                  Page

     4.1     Phar-Mor, Inc. 1996 Director Retirement Plan

     4.2     Phar-Mor, Inc. 1995 Director Stock Plan

     4.3     Phar-Mor, Inc. 1995 Amended and Restated Stock
             Incentive Plan

     5.1     Opinion of Swidler & Berlin, Chartered

     23.1 Consent of Swidler & Berlin, Chartered (included in its opinion filed as Exhibit 5)

     23.2    Consent of  Deloitte & Touche LLP

     24      Power of Attorney (included on signature page)